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                                                                      EXHIBIT 11


Exhibit 11.   Statement of Computation of Per Share Income


                                               For the three months ended
                                                        March 31,
 (In thousands except per share data)            2000               1999
                                           ------------------------------

 Income (loss) applicable to common stock      $2,404             $1,840

 Weighted average number of common
   shares outstanding                          12,669             12,662
 Options issued to executive and officers          59                 57
                                           ------------------------------
 Weighted average number of common
   shares and common share equivalents         12,728             12,719


 Basic earnings per share                       $0.19              $0.15
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 Diluted earnings per share                     $0.19              $0.15
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